Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-257281 on Form S-3 and Registration Statement No. 333-256429 on Form S-8 of our reports dated February 28, 2023, relating to the financial statements of Diamond Offshore Drilling, Inc. and the effectiveness of Diamond Offshore Drilling, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

February 28, 2023